Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Smart Kreate Group Limited on Form F-4 of our reports dated April 29, 2026, with respect to our audits of:

-	the consolidated financial statements of Smart Kreate Group Limited as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025;

-	the combined financial statements of H2N and TEX as of December 2024 and 2023 and for each of the two years in the period ended December 31, 2024;

-	the standalone financial statements of Smart Minds Holdings Limited as of December 2024 and 2023 and for each of the two years in the period ended December 31, 2024; and

-	the consolidated financial statements of SMART KREATE GROUP LIMITED as of March 31, 2026, and for the period beginning from March 3, 2026 (inception) and ended March 31, 2026,

which reports appear in such Registration Statements. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Marcum Asia CPAs LLP

Guangzhou, the People’s Republic of China

October 21, 2026

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com